Filed pursuant to Rule 424(b)(5)

Registration No. 333-266130

Prospectus Supplement

(To Prospectus dated November 4, 2022)

1,500,000 Class A Ordinary Shares

Pop Culture Group Co., Ltd

This is an offering of the securities of Pop Culture Group Co., Ltd, a Cayman Islands holding company. Unless otherwise stated, as used in this prospectus, references to “we,” “us,” “our,” “Pop Culture Group,” and the “Company” are to Pop Culture Group Co., Ltd, a company organized under the laws of the Cayman Islands.

We are offering 1,500,000 Class A ordinary shares of par value US$0.01 per share in the capital of the Company (the “Class A Ordinary Shares”), pursuant to this prospectus supplement and the accompanying prospectus, at a purchase price of US$2.86 per share.

The authorized share capital of the Company is US$60,000.00 divided into 4,400,000 Class A Ordinary Shares of par value US$0.01 each, 600,000 Class B ordinary shares of par value US$0.01 each (the “Class B Ordinary Shares”), and 1,000,000 Class C ordinary shares of par value US$0.01 each (the “Class C Ordinary Shares”). We have 1,862,733 Class A Ordinary Shares, 576,308 Class B Ordinary Shares, and no Class C Ordinary Shares issued and outstanding, respectively, as of the date of this prospectus supplement. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A ordinary share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B ordinary share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The terms of the Class C Ordinary Shares shall be the same as Class A Ordinary Shares, except that holders of Class C Ordinary Shares are not entitled to vote.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CPOP.” On March 18, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$3.27 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, or the “JOBS Act,” as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of March 19, 2024, was approximately US$12.98 million, which was calculated based on 1,805,393 Class A Ordinary Shares held by non-affiliates as of March 19, 2024 and a per share price of US$7.19, which was the closing price of our Class A Ordinary Shares on Nasdaq on February 20, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are an offshore holding company with no material operations of our own and not a Chinese operating company. Our operations are conducted in China by our subsidiaries. This is an offering of the Class A Ordinary Shares of the offshore holding company in the Cayman Islands, instead of securities of the operating entities in China. Therefore, you will not directly hold any equity interests in the operating entities.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Any actions by the Chinese government, including any decision to intervene or influence the operations of the PRC operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in our most recent annual report on Form 20-F (the “2023 Annual Report”). Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. On December 28, 2021, the Cyberspace Administration of China, together with 12 other governmental departments of the PRC, jointly promulgated the Measures for Cybersecurity Review (2021 version) (the “Cybersecurity Review Measures”), which became effective on February 15, 2022. The Cybersecurity Review Measures requires that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the Cyberspace Administration of China, or the “CAC,” if it intends to be listed in foreign countries. In addition, if a critical information infrastructure operator (“CIIO”) purchases Internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. As of the date of this prospectus supplement, we, our subsidiaries, and the PRC operating entities have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, AllBright Law Offices (Xiamen) (“AllBright”), as of the date of this prospectus supplement, we are not subject to cybersecurity review with the CAC, under the Cybersecurity Review Measures, or if the Security Administration Draft, as illustrated below, is enacted as proposed, since (i) as companies that host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, we and the PRC operating entities are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we and the PRC operating entities currently possess personal information of a relatively small number of users in their business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and they do not anticipate that they will be collecting over one million users’ personal information in the foreseeable future; and (iii) since we and the PRC operating entities are in the hip-hop industry, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC— Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2023 Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. The Trial Measures further require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; and c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Overseas Listing Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, a domestic company that obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

Based on the foregoing, according to our PRC counsel, AllBright, since our registration statement on Form F-1 was declared effective on June 29, 2021, and we completed our IPO and listing on July 2, 2021, we were not required to complete the filing procedures pursuant to the Trial Measures for our IPO, but will be required to file with the CSRC within three working days after the completion of this offering.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing (the “Revised Provisions”), which were issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The Revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the Revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The Revised Provisions require that, including, but not limited to, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

On or after March 31, 2023, any failure or perceived failure by the Company, its PRC Subsidiary or the VIE to comply with the above confidentiality and archives administration requirements under the Revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. See “Item 4. Information on The Company—B. Business Overview—Regulations—Regulations Related to Mergers and Acquisitions and Overseas Listings” of the 2023 Annual Report. The Opinions, the Trial Measures, the Revised Provisions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us. Notwithstanding the foregoing, as of the date of this prospectus supplement, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from the CSRC, the CAC, or any other Chinese authorities that have jurisdiction over our operations. If we inadvertently conclude that we are not required to obtain any permission or approval from any of the PRC authorities for the VIE’s operations and/or our issuance of securities to foreign, or applicable laws, regulations, or interpretations change and we are required to obtain such permission or approval in the future, we may be subject to investigations by competent regulators, fines, or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, or incur additional costs to procure such approval or permission, and there is no guarantee that we can successfully obtain such approval or permission. These risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure,” “Item 3. Key Information —D. Risk Factors—Risks Relating to Doing Business in the PRC” in our 2023 Annual Report for more information. In particular, see “Risk Factors—Risks Relating to Doing Business in the PRC —Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” and “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless” in our 2023 Annual Report.

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (United States), or the “PCAOB,” is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor, WWC, P.C., is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S” in our 2023 Annual Report.

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments made from Xiamen Pop Culture (as defined below) to Heliheng (as defined below), pursuant to the VIE Agreements (as defined below), and the distribution of such payments to Pop Culture HK (as defined below) as dividends from Heliheng, and then to our Company. The Company’s management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and the PRC operating entities. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

This is a self-underwritten offering. See “Plan of Distribution” beginning on page S-27 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 21 of the accompanying prospectus and risk factors set forth in the 2023 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share	Total
Public offering price	$2.86	$4,290,000
Proceeds, before expenses, to us	$2.86	$4,290,000

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 21, 2024, subject to customary closing conditions.

The date of this prospectus supplement is March 19, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On July 14, 2022, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-266130), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on November 18, 2022. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$200,000,000 of any combination, together or separately, of our Class A Ordinary Shares, par value US$0.01, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling Class A Ordinary Shares in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” are to the period from July 1 to June 30 of the year;

●	“Heliheng” are to Heliheng Culture Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Pop Culture HK (as defined below);

●	“PRC operating entities” are to Xiamen Pop Culture (defined below) and its subsidiaries;

●	“Pop Culture Group,” “we,” “us,” “our Company,” or the “Company” are to Pop Culture Group Co., Ltd, an exempted company limited by shares incorporated under the laws of Cayman Islands and when describing the group’s consolidated financial information, also includes the Company’s subsidiaries, the VIE, and the VIE’s subsidiaries;

●	“Pop Culture HK” are to Pop Culture (HK) Holding Limited, a Hong Kong corporation and wholly owned subsidiary of Pop Culture Group;

●	“PRC laws and regulations” are to the laws and regulations of mainland China;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

●	“VIE” are to variable interest entity;

●	“VIE Agreements” are to the contractual arrangements among Heliheng, Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders (defined below);

●	“WFOE” are to wholly foreign-owned enterprise;

●	“Xiamen Pop Culture” or the “VIE” are to Xiamen Pop Culture Co., Ltd., a limited liability company organized under the laws of the PRC; and

●	“Xiamen Pop Culture Shareholders” are to Zhuoqin Huang, Weiyi Lin, Rongdi Zhang, Chunxiao Cui, Xiayu Cui, Junlong He, Yu Huang, Azhen Lin, and Wuyang Chen, who collectively hold 100% of the equity interests in Xiamen Pop Culture; and

●	“U.S. dollars” are to the legal currency of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2023, the section entitled “Risk Factors” beginning on page S-12 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 21 of the accompanying prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-12 of this prospectus supplement and on page 21 of the accompanying prospectus.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands on January 3, 2020 and not a Chinese operating company. As a holding company, we conduct most of our operations through the VIE and its subsidiaries in the PRC. As of the date of this prospectus supplement, the operations conducted by us, the Cayman holding company, include contracting third-party companies for developing metaverse platforms, operating apparel brands “Stussy” and “Fear of God” or other pop brands of the same notch or same category in mainland China, and operating live music concerts of a popular mandarin singer during 2022. For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under generally accepted accounting principles in the United States (“U.S. GAAP”), and the structure involves unique risks to investors. Our securities are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. As a result of our use of the VIE structure, investors may never hold equity interests in the VIE or its subsidiaries.

The following diagram illustrates our corporate structure, including our subsidiaries and the VIE and its subsidiaries, as of the date of this prospectus supplement.

Joya Enterprises Limited(1)
Victory Quest Industries Limited(2)
Minority Shareholders(3)
Public Shareholders
68.41%
*
1.28%
30.62%
Pop Culture Group Co., Ltd "Pop Culture Group" Cayman Islands, 2020
100%
Pop Culture Global Operations Inc. California, 2021
Outside the PRC
Inside the PRC
100%
CPHF Holding Limited Hong Kong, 2023
100%
Pop Culture (HK) Holding Limited "Pop Culture HK" Hong Kong, 2020
100%
Fujian Pupu Shuzhi Sports Industry Development Co., Ltd. PRC, 2022
100%
Heliheng Culture Co., Ltd. "Heliheng" PRC, 2020
Contractual Arrangements
Xiamen Pop Culture Co., Ltd.(4) "Xiamen Pop Culture" PRC, 2007
100%
Xiamen Pop Network Technology Co., Ltd. PRC, 2017
Xiamen Pupu Digital Technology Co., Ltd. PRC, 2022
Shanghai Pupu Sibo Sports Technology Development Co., Ltd. PRC, 2017
Guangzhou Shuzhi Culture Communication Co., Ltd. PRC, 2018
Shenzhen Pop Digital Industry Development Co., Ltd PRC, 2020
Hualiu Digital Entertainment (Beijing) International Culture Media Co., Ltd. PRC, 2022
51%
Zhongpu Shuyuan (Xiamen) Digital Technology Co., Ltd.(5) PRC, 2022
100%
Xiamen Qiqin Technology Co., Ltd. PRC, 2021
100%
Xiamen Pop Shuzhi Culture Communication Co., Ltd. PRC, 2022
20%
Shenzhen Jam Box Technology Co., Ltd.(6) PRC, 2021

*	Indicates less than 1%

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share. The terms of the Class C Ordinary Shares shall be the same as Class A Ordinary Shares, except that holders of Class C Ordinary Shares are not entitled to vote.

(1)	Represents 576,308 Class B Ordinary Shares indirectly held by Zhuoqin Huang, the 100% owner of Joya Enterprises Limited, as of the date of this prospectus supplement.

(2)	Represents 23,300 Class A Ordinary Shares indirectly held by Weiyi Lin, the 100% owner of Victory Quest Industries Limited, as of the date of this prospectus supplement.

(3)	Represents an aggregate of 75,509 Class A Ordinary Shares held by five shareholders of Pop Culture Group, each one of which holds less than 5% of our voting ownership interests, as of the date of this prospectus supplement.

(4)	Xiamen Pop Culture is held by Zhuoqin Huang as to 61.58%, Weiyi Lin as to 10.02%, Rongdi Zhang as to 9.10%, Chunxiao Cui as to 6.11%, Xiayu Cui as to 6.11%, Junlong He as to 4.42%, Yu Huang as to 2.42%, Azhen Lin as to 0.12%, and Wuyang Chen as to 0.12%, respectively, together holding 100% of the shares, as of the date of this prospectus supplement.

(5)	Fujian Zhongshi Communication Co., Ltd., Junpu Jiyuan (Xiamen) Digital Industry Co., Ltd., and Bo Lan, three unrelated third parties, collectively hold 49% of the equity interests in Zhongpu Shuyuan (Xiamen) Digital Technology Co., Ltd. (“Zhongpu Shuyuan”).

(6)

Wanquan Yi, the legal representative and executive director of Shenzhen Pop Digital Industry Development Co., Ltd., Shenzhen HipHopJust Information Technology Co., Ltd., and Zhaowei Wu, two unrelated third parties, collectively hold 80% of the equity interests in Shenzhen Jam Box Technology Co., Ltd. (“Shenzhen Jam Box”). Shenzhen Pop Digital Industry Development Co., Ltd. transferred 4% equity interest of Shenzhen Jam Box to Wanquan Yi on December 1, 2022 and declared effective by the local authority on January 11, 2023, and 36% equity interest of Shenzhen Jam Box to Wanquan Yi on January 22, 2024.

The VIE Agreements

Neither we nor our subsidiaries own any share in Xiamen Pop Culture or its subsidiaries. Instead, for accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. Heliheng, Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders entered into the VIE Agreements on March 30, 2020, which were amended and restated on February 19, 2021. The VIE Agreements are designed to provide Heliheng with the power, rights, and obligations with respect to Xiamen Pop Culture as set forth under the VIE Agreements. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in Heliheng and the provisions of the VIE Agreements.

Each of the agreements in the VIE Agreements is described in detail below.

Exclusive Services Agreement

Pursuant to the Exclusive Services Agreement between Xiamen Pop Culture and Heliheng, Heliheng provides Xiamen Pop Culture with technical support, intellectual services, and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to Xiamen Pop Culture by Heliheng under the Exclusive Services Agreement, Heliheng is entitled to collect a service fee equal to 100% of the net income of Xiamen Pop Culture, which is Xiamen Pop Culture’s earnings before tax after deducting relevant costs and reasonable expenses.

The Exclusive Services Agreement became effective on March 30, 2020, was amended and restated on February 19, 2021, and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, the Exclusive Services Agreement will be terminated after all shares in Xiamen Pop Culture held by the Xiamen Pop Culture Shareholders and/or all the assets of Xiamen Pop Culture have been legally transferred to Heliheng and/or its designee in accordance with the Exclusive Option Agreement.

The Exclusive Services Agreement does not prohibit related party transactions. Our audit committee is required to review and approve in advance any related party transactions, including transactions involving Heliheng or Xiamen Pop Culture.

Share Pledge Agreement

Under the Share Pledge Agreement between Heliheng and the Xiamen Pop Culture Shareholders, together holding 100% of the shares in Xiamen Pop Culture, the Xiamen Pop Culture Shareholders pledged their shares in Xiamen Pop Culture to Heliheng to guarantee the performance of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement. Under the terms of the Share Pledge Agreement, in the event that Xiamen Pop Culture or the Xiamen Pop Culture Shareholders breach their respective contractual obligations under the Exclusive Services Agreement, Heliheng, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged shares. The Xiamen Pop Culture Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Heliheng is entitled to dispose of the pledged shares in accordance with applicable PRC laws and regulations. The Xiamen Pop Culture Shareholders further agreed not to dispose of the pledged shares or take any action that would prejudice Heliheng’s interest.

The Share Pledge Agreement is effective until the full payment of the service fees under the Exclusive Services Agreement and upon termination of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement, or upon the transfer of shares under the Exclusive Option Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement and (2) make sure the Xiamen Pop Culture Shareholders do not transfer or assign the pledged shares, or create or allow any encumbrance that would prejudice Heliheng’s interests without Heliheng’s prior written consent. In the event Xiamen Pop Culture breaches its contractual obligations under the Exclusive Services Agreement, Heliheng will be entitled to dispose of the pledged shares in accordance with relevant PRC laws and regulations.

As of the date of this prospectus supplement, the share pledges under the Share Pledge Agreement have been registered with the competent PRC regulatory authority.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Xiamen Pop Culture Shareholders, together holding 100% of the shares in Xiamen Pop Culture, irrevocably granted Heliheng (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws and regulations, once or at multiple times, at any time, part or all of their shares in Xiamen Pop Culture. The option price is RMB10 or the minimum amount to the extent permitted under PRC laws and regulations, whichever is lower.

Under the Exclusive Option Agreement, Heliheng may at any time under any circumstances, purchase or have its designee purchase, at its discretion, to the extent permitted under PRC laws and regulations, all or part of the Xiamen Pop Culture Shareholders’ shares in Xiamen Pop Culture. The Exclusive Option Agreement, together with the Share Pledge Agreement, the Exclusive Services Agreement, and the Shareholders’ Powers of Attorney, enable us to consolidate the financial results of Xiamen Pop Culture and its subsidiaries in our consolidated financial statements under U.S. GAAP.

The Exclusive Option Agreement remains effective until all the equity of Xiamen Pop Culture is legally transferred under the name of Heliheng and/or other entity or individual designated by it, unless terminated earlier by Heliheng with a 30-day prior notice.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the Xiamen Pop Culture Shareholders authorized Heliheng to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and regulations and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of Xiamen Pop Culture.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the Xiamen Pop Culture Shareholders are shareholders of Xiamen Pop Culture.

Spousal Consents

The spouses of certain of the Xiamen Pop Culture Shareholders agreed, via a spousal consent, to the execution of the “Transaction Documents” including: (a) Exclusive Option Agreement entered into with Heliheng and Xiamen Pop Culture; (b) Share Pledge Agreement entered into with Heliheng; and (c) Powers of Attorney executed by the Xiamen Pop Culture Shareholders, and the disposal of the shares of Xiamen Pop Culture held by the Xiamen Pop Culture Shareholders and registered in their names.

The spouses of certain of the Xiamen Pop Culture Shareholders further undertook not to make any assertions in connection with the shares of Xiamen Pop Culture which are held by the Xiamen Pop Culture Shareholders. The spouses of certain of the Xiamen Pop Culture Shareholders confirmed that the Xiamen Pop Culture Shareholders can perform, amend, or terminate the Transaction Documents without their authorization or consent. They undertook to execute all necessary documents and take all necessary actions to ensure appropriate performance of the agreements.

The spouses of certain of the Xiamen Pop Culture Shareholders also undertook that if they obtain any share of Xiamen Pop Culture which are held by the Xiamen Pop Culture Shareholders for any reasons, they will be bound by the Transaction Documents and comply with the obligations thereunder as shareholders of Xiamen Pop Culture. For this purpose, upon Heliheng’s request, they will sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Services Agreement (as amended from time to time).

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Any actions by the Chinese government, including any decision to intervene or influence the operations of the PRC operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in our 2023 Annual Report. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. On December 28, 2021, the Cyberspace Administration of China, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures requires that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC, if it intends to be listed in foreign countries. In addition, if a CIIO purchases Internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the CAC. As of the date of this prospectus supplement, we, our subsidiaries, and the PRC operating entities have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, AllBright, as of the date of this prospectus supplement, we are not subject to cybersecurity review with the CAC, under the Cybersecurity Review Measures, or if the Security Administration Draft, as illustrated below, is enacted as proposed, since (i) as companies that host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, we and the PRC operating entities are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we and the PRC operating entities currently possess personal information of a relatively small number of users in their business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and they do not anticipate that they will be collecting over one million users’ personal information in the foreseeable future; and (iii) since we and the PRC operating entities are in the hip-hop industry, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC— Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” in the 2023 Annual Report.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. The Trial Measures further require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; and c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (i.e. March 31, 2023) shall be deemed as Existing Issuers. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, a domestic company that obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

Based on the foregoing, according to our PRC counsel, AllBright, since our registration statement on Form F-1 was declared effective on June 29, 2021, and we completed our IPO and listing on July 2, 2021, we were not required to complete the filing procedures pursuant to the Trial Measures for our IPO, but will be required to file with the CSRC within three working days after the completion of this offering.

On February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The Revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the Revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The Revised Provisions require that, including, but not limited to, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

On or after March 31, 2023, any failure or perceived failure by the Company, its PRC Subsidiary or the VIE to comply with the above confidentiality and archives administration requirements under the Revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime. See “Item 4. Information on The Company—B. Business Overview—Regulations—Regulations Related to Mergers and Acquisitions and Overseas Listings” of the 2023 Annual Report. The Opinions, the Trial Measures, the Revised Provisions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us. Notwithstanding the foregoing, as of the date of this prospectus supplement, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from the CSRC, the CAC, or any other Chinese authorities that have jurisdiction over our operations. If we inadvertently conclude that we are not required to obtain any permission or approval from any of the PRC authorities for the VIE’s operations and/or our issuance of securities to foreign, or applicable laws, regulations, or interpretations change and we are required to obtain such permission or approval in the future, we may be subject to investigations by competent regulators, fines, or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, or incur additional costs to procure such approval or permission, and there is no guarantee that we can successfully obtain such approval or permission. These risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure,” “Item 3. Key Information —D. Risk Factors—Risks Relating to Doing Business in the PRC” in our 2023 Annual Report for more information. In particular, see “Risk Factors—Risks Relating to Doing Business in the PRC —Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” and “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless” in our 2023 Annual Report.

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (United States), or the “PCAOB,” is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor, WWC, P.C., is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S” in our 2023 Annual Report.

Our Company

Business Overview

With the values of hip-hop culture at their core and the younger generation as their primary target audience, the PRC operating entities host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, including online marketing and promotion, trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions for service fees to corporate clients. They seek to create value for stakeholders in all parts of the hip-hop ecosystem, from fans to artists, corporate clients, and sponsors.

The PRC operating entities have in recent years focused on developing and hosting their own hip-hop events. The PRC operating entities own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties that feature live hip-hop performances in karaoke bars or amusement parks to promote hip-hop culture, and they cooperate with music companies and artists to host various concerts in China; starting from March 2020, the PRC operating entities have been developing and operating hip-hop related online programs (collectively, “Event Hosting”). The PRC operating entities’ hip-hop events generated an aggregate attendance of 269,000, 203,233, and 159,200 during the fiscal years ended June 30, 2023, 2022, and 2021, respectively, and their online hip-hop programs generated over 790 million, 210 million, and 314 million views during the fiscal years ended June 30, 2023, 2022, and 2021, respectively. The PRC operating entities generate revenue from their Event Hosting business by providing sponsorship packages to advertisers in exchange for sponsorship fees and by selling tickets for those concerts.

The PRC operating entities help corporate clients with the design, logistics, and layout of events, coordinate and supervise the actual event set-up and implementation, and generate revenue through service fees (“Event Planning and Execution”). Their services feature significant hip-hop elements and cover each aspect of corporate and marketing events, including communication, planning, design, production, reception, execution, and analysis. During the fiscal years ended June 30, 2023, 2022, and 2021, the PRC operating entities served 31, 21, and 24 clients in 87, 56, and 59 events with respect to event planning and execution, respectively.

The PRC operating entities provide brand promotion services, such as online marketing and promotion, trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions, to corporate clients for service fees (“Brand Promotion”).

We believe that the main reason corporate clients hire the PRC operating entities to plan and execute events and provide brand promotion services geared towards the younger generation is for their deep understanding of the taste and preferences of this generation.

The PRC operating entities also sell digital collections to individual collectors, provide music recording services to a corporate client and SaaS software services to hip-hop dance training institutions for service fees, and distribute advertisements for corporate customers for service fees (“Other Services”).

For the fiscal years ended June 30, 2023, 2022, and 2021, we had total revenue of $18,543,243, $32,281,543, and $25,526,557, and net income of negative $25,257,696, $687,891, and $4,267,542, respectively. Revenue derived from the Event Hosting business accounted for 23%, 46%, and 59% of our total revenue for those fiscal years, respectively. Revenue derived from the Event Planning and Execution business accounted for 22%, 26%, and 36% of our total revenue for those fiscal years, respectively. Revenue derived from the Brand Promotion business accounted for 53%, 27%, and 3% of our total revenue for those fiscal years, respectively. Revenue derived from the Other Services accounted for 2%, 1%, and 2% of our total revenue for those fiscal years, respectively.

Share Consolidation, Share Capital Increase and Reorganization

On October 9, 2023, we held an extraordinary meeting of shareholders, during which the shareholders approved a proposal to authorize the Company's board of directors to effect a consolidation of the Company's authorized and issued share capital at a ratio of 10-for-1 (the “Share Consolidation”). The Company's board of directors passed resolutions causing the Share Consolidation to become effective on October 26, 2023, and the Class A Ordinary Shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market when the market opened on October 27, 2023 under the same symbol “CPOP” but under a new CUSIP number of G71700 119. No fractional shares were issued in connection with the Share Consolidation. All fractional shares were rounded up to the whole number of shares. Each 10 pre-split ordinary shares outstanding automatically combined and converted to one issued and outstanding ordinary share without any action on the part of the shareholders.

On February 5, 2024, we held an extraordinary general meeting during which the shareholders approved proposals to increase and reorganize our share capital (the “Share Capital Increase and Reorganization”). As of the date of this prospectus supplement and following the Share Capital Increase and Reorganization, our authorized share capital is US$60,000 divided into 4,400,000 Class A Ordinary Shares of par value US$0.01 each, 600,000 Class B Ordinary Share of par value US$0.01 each, and 1,000,000 Class C Ordinary Shares of par value US$0.01 each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The terms of the Class C Ordinary Shares shall be the same as Class A Ordinary Shares, except that holders of Class C Ordinary Shares are not entitled to vote.

The Offering

Securities offered by us pursuant to this prospectus supplement	1,500,000 Class A Ordinary Shares

Offering price	$2.86 per Class A Ordinary Share

Total ordinary shares outstanding before this offering	1,862,733 Class A Ordinary Shares, 576,308 Class B Ordinary Shares, and no Class C Ordinary Share

Total Ordinary Shares outstanding immediately after this offering	3,362,733 Class A Ordinary Shares and 576,308 Class B Ordinary Shares, and no Class C Ordinary Share

Use of proceeds	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 21 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “CPOP.”

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to the 2023 Annual Report and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and our Ordinary Shares

Our share price may be volatile and could decline substantially.

The market price of our Class A Ordinary Shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of our Company or other companies in the retail business;

●	changes in financial estimates by research analysts;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of our Class A Ordinary Shares in the public market;

●	the release of lockup, escrow, or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	the COVID-19 pandemic;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our Class A Ordinary Shares.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our Class A Ordinary Shares to decline, and/or dilute the voting power of our Class A Ordinary Shares.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. It could also dilute the voting power of our Class A Ordinary Shares.

We do not know whether a market for the Class A Ordinary Shares will be sustained or what the trading price of the Class A Ordinary Shares will be and as a result it may be difficult for you to sell your Class A Ordinary Shares.

Although our Class A Ordinary Shares trade on Nasdaq, an active trading market for the Class A Ordinary Shares may not be sustained. It may be difficult for you to sell your Class A Ordinary Shares without depressing the market price for the Class A Ordinary Shares. As a result of these and other factors, you may not be able to sell your Class A Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Class A Ordinary Shares as consideration.

Securities analysts may not cover our Class A Ordinary Shares and this may have a negative impact on the market price of our Class A Ordinary Shares.

The trading market for our Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A Ordinary Shares to decline.

Our existing shareholders will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that our existing shareholders will experience an immediate dilution relative to net tangible book value per ordinary share as a result of this offering. Our net tangible book value on June 30, 2023 was US$21,614,697, or US$8.99 per ordinary share. After giving effect to the sale of 1,500,000 Class A Ordinary Shares at an offering price of US$2.86 per Class A ordinary share, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2023 would have been US$25,804,697, or US$6.61 per ordinary share. This represents an immediate decrease in net tangible book value of US$2.38 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$3.75 per ordinary share to the investors participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our Class A Ordinary Shares or other securities in any other offering or other transactions at a price per Class A Ordinary Share that is equal to or greater than the price per Class A Ordinary Share paid by the investors in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per Class A Ordinary Share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income.

Our board of directors may declare dividends or distributions out of the funds which are lawfully available for that purpose. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Techniques employed by short sellers may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Class A Ordinary Shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our could be greatly reduced or rendered worthless.

As an exempted company incorporated in the Cayman Islands with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands company with limited liability that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, our board of directors has elected to follow our home country rules and be exempt from the requirements to obtain shareholder approval for (1) the issuance of securities in connection with the acquisition of the stock or assets of another company under the Nasdaq Listing Rule 5635(a), (2) the issuance of securities when the issuance or potential issuance will result in a change of control of our Company under Nasdaq Listing Rule 5635(b), (3) shareholder approval for share incentive plans under the Nasdaq Listing Rule 5635(c), and (4) the issuance of 20% or more of our outstanding ordinary shares under the Nasdaq Listing Rule 5635(d). As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Certain judgments obtained against us by our shareholders may not be enforceable.

As a company incorporated under the laws of the Cayman Islands, we conduct a majority of our operations in China and a majority of our assets are located in China. In addition, all of our senior executive officers reside within China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not currently reside in the U.S. or have substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests. While pursuant to the regulations under Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, further, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of June 30, 2023, which are incorporated by reference into this prospectus supplement; and

●	on an as adjusted basis to give further effect to the issuance and sale of 1,500,000 Class A Ordinary Shares at the offering price of US$2.86 per Class A Ordinary Share, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

		June 30, 2023
	Actual	As adjusted
	$	$
Shareholders’ Equity:
Class A ordinary shares, par value US$0.01 per share, 5,400,000 Class A ordinary shares authorized, 1,828,693 issued and outstanding; 3,328,693 Class A Ordinary Shares issued and outstanding, as adjusted;	18,287	33,287
Class B ordinary shares, par value US$0.01 per share, 600,000 Class B ordinary shares authorized, 576,308 issued and outstanding;	5,763	5,763
Subscription receivable	(15,441)	(15,441)
Additional paid-in capital(1)	40,174,260	44,349,260
Statutory reserve	1,537,228	1,537,228
Retained earnings	(13,339,929)	(13,339,929)
Accumulated other comprehensive loss	(1,644,872)	(1,644,872)
Total Shareholders’ Equity	26,735,296	30,925,296
Total Capitalization	26,735,296	30,925,296

Notes:

(1)	Additional paid-in capital reflects the sale of Class A Ordinary Shares in this offering at a public offering price of $2.86 per share, and after deducting the estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only. We estimate that such net proceeds will be approximately $4,190,000 ($4,290,000 gross offering proceeds, less offering expenses of approximately $100,000).

DILUTION

Our net tangible book value on June 30, 2023 was US$21,614,697, or US$8.99 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 1,500,000 Class A ordinary shares at an offering price of US$2.86 per Class A Ordinary Share, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2023 would have been US$25,804,697, or US$6.61 per ordinary share. This represents an immediate decrease in net tangible book value of US$2.38 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$3.75 per ordinary share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the Class A Ordinary Shares in this offering:

Public offering price per ordinary share	US$	2.86
Net tangible book value per ordinary share as of June 30, 2023	US$	8.99
Increase per ordinary share attributable to investors under this prospectus supplement	US$	(2.38)
As adjusted net tangible book value per ordinary share after this offering	US$	6.61
Net tangible book value dilution per ordinary share to new investors	US$	(3.75)

The foregoing table and discussion is based on 1,828,693 Class A Ordinary Shares outstanding as of June 30, 2023.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$4,190,000, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”), on January 3, 2020. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of future taxation in the Cayman Islands;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus supplement, we are authorized to issue up to 4,400,000 Class A Ordinary Shares of par value US$0.01 each, 600,000 Class B Ordinary Share of par value US$0.01 each, and 1,000,000 Class C Ordinary Shares of par value US$0.01 each. As of the date of this prospectus supplement, an aggregate of 1,862,733 Class A Ordinary Shares, 576,308 Class B Ordinary Shares, and no Class C Ordinary Shares are issued and outstanding. At each meeting of shareholders, each holder of ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A ordinary share and seven votes for each Class B Ordinary Share that such shareholder holds. In addition, all shareholders of a particular class are entitled to vote at a meeting of the holders of that class of shares. Holders of Class C Ordinary Shares are not be entitled to vote at general meetings of shareholders.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are, and our Class C Ordinary Shares will be, if any, issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares, Class B Ordinary Shares, or Class C Ordinary Shares will not receive a certificate in respect of such shares unless our board of directors resolve otherwise. Our shareholders who are non-residents of the Cayman Islands may freely hold their Class A Ordinary Shares, Class B Ordinary Shares, and Class C Ordinary Shares, and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our amended and restated articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares, Class B Ordinary Shares or Class C Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Class A Ordinary Shares have been listed on the Nasdaq Capital Market under the symbol “CPOP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares, Class B Ordinary Shares, and Class C Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

The Company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and seven votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Holders of our Class C Ordinary Shares are not entitled to vote.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis. The terms of the Class C Ordinary Shares shall be the same as Class A Ordinary Shares, except that holders of Class C Ordinary Shares are not entitled to vote.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on the shareholder’s shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares made for the purpose of the redemption.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Class A Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Class A Ordinary Shares, Class B Ordinary Shares or Class C Ordinary Shares to another person by completing an instrument of transfer in a common form or, with respect to Class A Ordinary Shares, in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Class A Ordinary Shares, Class B Ordinary Shares or Class C Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Class A Ordinary Shares, Class B Ordinary Shares or Class C Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share, Class B Ordinary Share or Class C Ordinary Shares until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share, Class B Ordinary Share or Class C Ordinary Shares that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share, Class B Ordinary Share or Class C Ordinary Shares unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Class A Ordinary Shares, Class B Ordinary Shares or Class C Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A Ordinary Share, Class B Ordinary Share or Class C Ordinary Shares transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. The legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in our register of members remains with the Depository Trust Company. All market transactions with respect to those Class A Ordinary Shares are carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case, it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	the director is prohibited by the law of the Cayman Islands from acting as a director;

(b)	the director is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	the director resigns office by notice to us;

(d)	the director only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom the director is being treated the director becomes physically or mentally incapable of acting as a director;

(f)	the director is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	the director is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, the director is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if the director shall do so their vote shall not be counted, nor in relation thereto shall the director be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by the director or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which the director is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that the director (together with persons connected with the director) does not to the director’s knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which the director’s interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which the director has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus supplement is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any Class A ordinary shares that are sold by them. We have not entered into any underwriting agreement, arrangement, or understanding for the sale of the Class A ordinary shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus supplement with the SEC. This offering is intended to be made solely by the delivery of this prospectus supplement and the accompanying subscription agreements to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the  Exchange Act.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

We have entered into Subscription Agreements with the investors pursuant to which we will sell to the investors Class A ordinary shares at the aggregate offering price of US$4,290,000 in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Class A ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the Subscription Agreements directly with the investor on March 19, 2024, and we will only sell to investors who have entered into the Subscription Agreements with us.

We expect that delivery of the Class A ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 21, 2024, subject to customary closing conditions.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by AllBright Law Offices (Xiamen).

EXPERTS

The consolidated financial statements as of June 30, 2023 and 2022, and for the fiscal years ended June 30, 2023, 2022, and 2021 incorporated in this prospectus supplement by reference to the 2023 Annual Report have been so incorporated in reliance on the report of WWC, P.C. and Friedman LLP, each an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403, and the office of Friedman LLP is located at One Liberty Plaza, 165 Broadway Floor 21, New York, NY 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 31, 2023;

(2)	our current reports on Form 6-K furnished on November 9, 2023, November 15, 2023, December 15, 2023, December 20, 2023, January 16, 2024, February 14, 2024, and March 1, 2024. The description of our class c ordinary shares is contained in the current report on Form 6-K furnished on January 16, 2024 and February 14, 2024;

(4)	the description of our Class A Ordinary Shares contained in our registration statements on Form 8-A, filed with the SEC on June 25, 2021, and any amendment or report filed for the purpose of updating such description;

(5)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(6)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 31, 2023, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Pop Culture Group Co., Ltd

3rd Floor, No. 168 Fengqi Road

Jimei District, Xiamen City, Fujian Province

The People’s Republic of China

+ 86-0592-5968169

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and the Company’s website at cpop.cn.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

$200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Pop Culture Group Co., Ltd

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A ordinary shares, par value $0.001 per share (“Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “Pop Culture Group,” “our Company,” and the “Company” refer to Pop Culture Group Co., Ltd, an exempted company limited by shares incorporated under the laws of the Cayman Islands; “Pop Culture HK” refers to Pop Culture (HK) Holding Limited, a Hong Kong corporation and wholly owned subsidiary of Pop Culture Group; “Heliheng” refers to Heliheng Culture Co., Ltd., a limited liability company organized under PRC laws and regulations, which company is wholly owned by Pop Culture HK; “PRC subsidiaries” refers to Heliheng and Xiamen Pop Investment Co., Ltd., a limited liability company organized under PRC laws and regulations, both of which are subsidiaries of Pop Culture HK; and “the PRC operating entities” refer to Xiamen Pop Culture Co., Ltd., a limited liability company organized under PRC laws and regulations (“Xiamen Pop Culture” or the “VIE”) and its subsidiaries. See “Prospectus Summary—Business Overview.”

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through certain contractual arrangements (the “VIE Agreements”), which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under generally accepted accounting principles in the United States (“U.S. GAAP”), and the structure involves unique risks to investors. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes. Our securities offered in this offering are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The VIE Agreements.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

Our Class A Ordinary Shares are listed on the Nasdaq Global Market, or “Nasdaq,” under the symbol “CPOP.” On November 3, 2022, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $0.90 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of November 4, 2022, was approximately $22.0 million, which was calculated based on 18,053,923 Class A Ordinary Shares held by non-affiliates and the price of $1.22 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on September 12, 2022. Pursuant to General Instruction I.B.5 of Form F-3, in no event will  we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 21 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including regulatory review of overseas listing of companies in the PRC through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus. See “Risk Factors––Risks Relating to Our Corporate Structure––If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue its current business operations.

We are subject to certain legal and operational risks associated with being based in the PRC, which could result in a material change in the VIE’s operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. As of the date of this prospectus, we, our subsidiaries, and the PRC operating entities have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Jincheng Tongda & Neal Law Firm (“JT&N”), as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, or if the Security Administration Draft is enacted as proposed, since (i) as companies that host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, we and the PRC operating entities are unlikely to be classified as critical information infrastructure operators (“CIIOs”) by the PRC regulatory agencies; (ii) we and the PRC operating entities currently possess personal information of a relatively small number of users in their business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and they do not anticipate that they will be collecting over one million users’ personal information in the foreseeable future; and (iii) since we and the PRC operating entities are in the hip-hop industry, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.” Furthermore, on December 24, 2021, the China Securities Regulatory Commission (the “CSRC”) released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Filing Measures” and, together with the Administrative Provisions, the “Draft Rules Regarding Overseas Listings”), both of which had a comment period that expired on January 23, 2022. The Administrative Provisions and the Filing Measures regulate overseas securities offering and listing activities by domestic enterprises in direct or indirect form. The Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises,” and requires “domestic” enterprises to complete filing procedures with the CSRC if they wish to list overseas. The Administrative Provisions also contain regulatory red lines for overseas offerings and listings by “domestic” enterprises. The Filing Measures provide supplementary rules for the Administrative Provisions by specifying the primary filing procedures for overseas offerings and listing by domestic enterprises. If the Administrative Provisions and the Filing Measures are fully implemented in the current form, we may be required to file in accordance with the Filing Measures. As of the date of this prospectus, these drafts have not been formally adopted, and, due to the lack of detailed guidance or implementation rules, there are still uncertainties regarding the Administrative Provisions and the Filing Measures. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIE, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIE to obtain regulatory approval from Chinese authorities for listing in the U.S. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or the PRC operating entities’ ability to conduct business, our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor the PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

As of the date of this prospectus, our PRC subsidiaries and the PRC operating entities have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (i) business licenses; (ii) the Electronic Data Interchange (“EDI”) and Internet Content Provider (“ICP”) Licenses; (iii) the Commercial Performance License; (iv) the Radio and Television Program Production and Operation Permit; and (v) the filing-for-record procedures before engaging in non-commercial Internet content service operations. Besides, the PRC operating entities are in the process of applying for the following licenses, permissions, or approvals, which may be required for their new operations in the PRC: (i) the Internet Culture Business Operating License; (ii) the Internet Publication License; (iii) the filing-for-record procedures with the CAC’s filing management system for blockchain information services; and (iv) the filing-for-record procedures for artworks related business activities with local cultural administrative authorities.  However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries or the PRC operating entities to be unable to begin their new businesses or operations in the PRC, subject them to fines, relevant new businesses or operations suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—If the PRC operating entities fail to obtain or renew any of the requisite approvals, licenses, or permits applicable to their business, it could materially and adversely affect their business and results of operations” in our most recent annual report on Form 20-F (the “2022 Annual Report”).

In addition, all the securities we are registering for sale may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor, WWC, P.C., is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our securities is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist as to whether and how this new Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong. When the PCAOB reassesses its determinations by the end of 2022, it could determine that it is still unable to inspect and investigate completely audit firms based in mainland China and Hong Kong. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Cash is transferred among our Company, our subsidiaries, and the VIE, in the following manners: (i) funds are transferred to Heliheng, our WFOE, from our Company as needed through Pop Culture HK, our Hong Kong subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIE to Heliheng, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by Heliheng, to our Company through Pop Culture HK; and (iv) Heliheng and the VIE, lend to and borrow from each other from time to time for business operation purposes. For more details, see “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” and “Corporate History and Structure—The VIE Agreements.” As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Pop Culture HK. Pop Culture HK will rely on payments made from Xiamen Pop Culture to our PRC subsidiary, Heliheng, pursuant to the VIE Agreements, and the distribution of such payments to Pop Culture HK. There are no laws or regulations that restrict us from providing funding to or receiving dividends from our Hong Kong subsidiary, except for the transfer of funds involving money laundering and criminal activities. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash. See “Risk Factors—Risks Relating to Our Corporate Structure—To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash.” The Company’s management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and the PRC operating entities. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. During the fiscal years ended June 30, 2022, 2021, and 2020, cash transfers and transfers of other assets between Pop Culture Group, its subsidiaries, and the VIE were as follows: in July 2020, Pop Culture Group transferred approximately $600,000 to its subsidiary in Hong Kong, which in turn transferred approximately $599,000 to its PRC subsidiary; in July 2021, Pop Culture Group transferred approximately $7,681,000 of the net proceeds from our initial public offering to its Hong Kong subsidiary, which in turn transferred approximately $7,649,000 to its PRC subsidiary; and in May and June 2022, Pop Culture Group transferred approximately $3,019,000 to Pop Culture HK, which in turn transferred approximately $3,008,400 to Heliheng. See “Prospectus Summary—Asset Transfers between Our Company, Our Subsidiaries, and the VIE,” “Prospectus Summary—Selected Condensed Consolidated Financial Schedule of Pop Culture Group and its Subsidiaries and the VIE,” and our audited consolidated financial statements in the 2022 Annual Report.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Pop Culture Group, par value $0.001 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Pop Culture Group, par value $0.001 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” are to the period from July 1 to June 30 of the year;

●	“PRC laws and regulations” are to the laws and regulations of mainland China;

●	“RMB” or “Renminbi” are to the legal currency of mainland China;

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“WFOE” are to wholly foreign-owned enterprise; and

●	“Xiamen Pop Culture Shareholders” are to Zhuoqin Huang, Weiyi Lin, Rongdi Zhang, Chunxiao Cui, Xiayu Cui, Junlong He, Yu Huang, Azhen Lin, and Wuyang Chen, who collectively hold 100% of the equity interests in Xiamen Pop Culture.

The PRC operating entities conduct their business using RMB. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

iii

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. The VIE Agreements were entered into by and among Heliheng, Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders and include the Exclusive Services Agreement, Share Pledge Agreement, Exclusive Option Agreement, Shareholders’ Powers of Attorney, and Spousal Consents. For a description of the VIE Agreements, see “—The VIE Agreements.” For accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this offering are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The VIE structure provides contractual exposure to foreign investment in China-based companies where PRC laws and regulations prohibit direct foreign investment in the operating companies. As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

The following diagram illustrates our corporate structure, including our subsidiaries and the PRC operating entities, as of the date of this prospectus:

Joya Enterprises Limited(1)
Victory Quest Industries Limited(2)
Minority Shareholders(3)
Public Shareholders
68.81%
*
1.29%
29.51%
Pop Culture Group Co., Ltd "Pop Culture Group" Cayman Islands, 2020
100%
Pop Culture Global Operations Inc. California, 2021
Outside the PRC
100%
Inside the PRC
Pop Culture (HK) Holding Limited "Pop Culture HK" Hong Kong, 2020
100%
Fujian Pupu Shuzhi Sports Industry Development Co., Ltd. PRC, 2022
100%
Heliheng Culture Co., Ltd. "Heliheng" PRC, 2020
60%
Contractual Arrangements
Xiamen Pop Investment Co., Ltd. PRC, 2022
Xiamen Pop Culture Co., Ltd.(4) "Xiamen Pop Culture" PRC, 2007
40%
100%
Xiamen Pop Network Technology Co., Ltd. PRC, 2017
Xiamen Pupu Digital Technology Co., Ltd. PRC, 2022
Shanghai Pupu Sibo Sports Technology Development Co., Ltd. PRC, 2017
Guangzhou Shuzhi Culture Communication Co., Ltd. PRC, 2018
Shenzhen Pop Digital Industry Development Co., Ltd PRC, 2020
Hualiu Digital Entertainment (Beijing) International Culture Media Co., Ltd. PRC, 2022
51%
51%
100%
51%
60%
Xiamen Pop Sikai Interactive Technology Co., Ltd.(5) PRC, 2020
Zhongpu Shuyuan (Xiamen) Digital Technology Co., Ltd.(6) PRC, 2022
Xiamen Pop Shuzhi Culture Communication Co., Ltd. PRC, 2022
Fujian Shuzhi Fuxin Exhibition Co., Ltd.(7) PRC, 2022
Shenzhen Jam Box Technology Co., Ltd.(8) PRC, 2021
100%
Xiamen Qiqin Technology Co., Ltd. PRC, 2021

*	Indicates less than 1%

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares is entitled to seven votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share.

(1)	Represents 5,763,077 Class B Ordinary Shares indirectly held by Zhuoqin Huang, the 100% owner of Joya Enterprises Limited, as of the date of this prospectus.

(2)	Represents 233,000 Class A Ordinary Shares indirectly held by Weiyi Lin, the 100% owner of Victory Quest Industries Limited, as of the date of this prospectus.

(3)	Represents an aggregate of 755,089 Class A Ordinary Shares held by five shareholders of Pop Culture Group, each one of which holds less than 5% of our voting ownership interests, as of the date of this prospectus.

(4)	As of the date of this prospectus, Xiamen Pop Culture is held by Zhuoqin Huang as to 61.58%, Weiyi Lin as to 10.02%, Rongdi Zhang as to 9.10%, Chunxiao Cui as to 6.11%, Xiayu Cui as to 6.11%, Junlong He as to 4.42%, Yu Huang as to 2.42%, Azhen Lin as to 0.12%, and Wuyang Chen as to 0.12%, respectively, together holding 100% of the shares.

(5)	Xiamen Sikai Culture Media Co., Ltd., an unrelated third party, holds 49% of the equity interests in Xiamen Pop Sikai Interactive Technology Co., Ltd. (“Pop Sikai”).

(6)	Fujian Zhongshi Communication Co., Ltd. and Bo Lan, two unrelated third parties, collectively hold 39% of the equity interests in Zhongpu Shuyuan (Xiamen) Digital Technology Co., Ltd. (“Zhongpu Shuyuan”). Junpu Era (defined below) holds 10% of the equity interests in Zhongpu Shuyuan.

(7)	Fuzhou Xinsiyu Culture Communication Co., Ltd., an unrelated third party, holds 49% of the equity interests in Fujian Shuzhi Fuxin Exhibition Co., Ltd. (“Fujian Shuzhi”).

(8)	Shenzhen HipHopJust Information Technology Co., Ltd. and Zhaowei Wu, two unrelated third parties, collectively hold 40% of the equity interests in Shenzhen Jam Box Technology Co., Ltd. (“Shenzhen Jam Box”).

Investors are purchasing securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the PRC operating entities, Xiamen Pop Culture and its subsidiaries.

The VIE Agreements

Neither we nor our subsidiaries own any share in Xiamen Pop Culture or its subsidiaries. Instead, for accounting purposes, we control and receive the economic benefits of the business operations of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. Heliheng, Xiamen Pop Culture, and the Xiamen Pop Culture Shareholders entered into the VIE Agreements on March 30, 2020, which were amended and restated on February 19, 2021. The VIE Agreements are designed to provide Heliheng with the power, rights, and obligations with respect to Xiamen Pop Culture as set forth under the VIE Agreements. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in Heliheng and the provisions of the VIE Agreements.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Services Agreement between Xiamen Pop Culture and Heliheng, Heliheng provides Xiamen Pop Culture with technical support, intellectual services, and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to Xiamen Pop Culture by Heliheng under the Exclusive Services Agreement, Heliheng is entitled to collect a service fee equal to 100% of the net income of Xiamen Pop Culture, which is Xiamen Pop Culture’s earnings before tax after deducting relevant costs and reasonable expenses.

The Exclusive Services Agreement became effective on March 30, 2020, was amended and restated on February 19, 2021, and will remain effective unless otherwise terminated as required by laws or regulations, or by relevant governmental or regulatory authorities. Nevertheless, the Exclusive Services Agreement will be terminated after all shares in Xiamen Pop Culture held by the Xiamen Pop Culture Shareholders and/or all the assets of Xiamen Pop Culture have been legally transferred to Heliheng and/or its designee in accordance with the Exclusive Option Agreement.

The Exclusive Services Agreement does not prohibit related party transactions. Our audit committee is required to review and approve in advance any related party transactions, including transactions involving Heliheng or Xiamen Pop Culture.

Share Pledge Agreement

Under the Share Pledge Agreement between Heliheng and the Xiamen Pop Culture Shareholders, together holding 100% of the shares in Xiamen Pop Culture, the Xiamen Pop Culture Shareholders pledged their shares in Xiamen Pop Culture to Heliheng to guarantee the performance of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement. Under the terms of the Share Pledge Agreement, in the event that Xiamen Pop Culture or the Xiamen Pop Culture Shareholders breach their respective contractual obligations under the Exclusive Services Agreement, Heliheng, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged shares. The Xiamen Pop Culture Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Heliheng is entitled to dispose of the pledged shares in accordance with applicable PRC laws and regulations. The Xiamen Pop Culture Shareholders further agreed not to dispose of the pledged shares or take any action that would prejudice Heliheng’s interest.

The Share Pledge Agreement is effective until the full payment of the service fees under the Exclusive Services Agreement and upon termination of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement, or upon the transfer of shares under the Exclusive Option Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Xiamen Pop Culture’s obligations under the Exclusive Services Agreement and (2) make sure the Xiamen Pop Culture Shareholders do not transfer or assign the pledged shares, or create or allow any encumbrance that would prejudice Heliheng’s interests without Heliheng’s prior written consent. In the event Xiamen Pop Culture breaches its contractual obligations under the Exclusive Services Agreement, Heliheng will be entitled to dispose of the pledged shares in accordance with relevant PRC laws and regulations.

As of the date of this prospectus, the share pledges under the Share Pledge Agreement have been registered with the competent PRC regulatory authority.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Xiamen Pop Culture Shareholders, together holding 100% of the shares in Xiamen Pop Culture, irrevocably granted Heliheng (or its designee) an exclusive option to purchase, to the extent permitted under PRC laws and regulations, once or at multiple times, at any time, part or all of their shares in Xiamen Pop Culture. The option price is RMB10 or the minimum amount to the extent permitted under PRC laws and regulations, whichever is lower.

Under the Exclusive Option Agreement, Heliheng may at any time under any circumstances, purchase or have its designee purchase, at its discretion, to the extent permitted under PRC laws and regulations, all or part of the Xiamen Pop Culture Shareholders’ shares in Xiamen Pop Culture. The Exclusive Option Agreement, together with the Share Pledge Agreement, the Exclusive Services Agreement, and the Shareholders’ Powers of Attorney, enable us to consolidate the financial results of Xiamen Pop Culture and its subsidiaries in our consolidated financial statements under U.S. GAAP.

The Exclusive Option Agreement remains effective until all the equity of Xiamen Pop Culture is legally transferred under the name of Heliheng and/or other entity or individual designated by it, unless terminated earlier by Heliheng with a 30-day prior notice.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the Xiamen Pop Culture Shareholders authorized Heliheng to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and regulations and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of Xiamen Pop Culture.

The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the Xiamen Pop Culture Shareholders are shareholders of Xiamen Pop Culture.

Spousal Consents

The spouses of certain of the Xiamen Pop Culture Shareholders agreed, via a spousal consent, to the execution of the “Transaction Documents” including: (a) Exclusive Option Agreement entered into with Heliheng and Xiamen Pop Culture; (b) Share Pledge Agreement entered into with Heliheng; and (c) Powers of Attorney executed by the Xiamen Pop Culture Shareholders, and the disposal of the shares of Xiamen Pop Culture held by the Xiamen Pop Culture Shareholders and registered in their names.

The spouses of certain of the Xiamen Pop Culture Shareholders further undertook not to make any assertions in connection with the shares of Xiamen Pop Culture which are held by the Xiamen Pop Culture Shareholders. The spouses of certain of the Xiamen Pop Culture Shareholders confirmed that the Xiamen Pop Culture Shareholders can perform, amend, or terminate the Transaction Documents without their authorization or consent. They undertook to execute all necessary documents and take all necessary actions to ensure appropriate performance of the agreements.

The spouses of certain of the Xiamen Pop Culture Shareholders also undertook that if they obtain any share of Xiamen Pop Culture which are held by the Xiamen Pop Culture Shareholders for any reasons, they will be bound by the Transaction Documents and comply with the obligations thereunder as shareholders of Xiamen Pop Culture. For this purpose, upon Heliheng’s request, they will sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Services Agreement (as amended from time to time).

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not directly hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of companies in the PRC through special purpose vehicles, and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the VIE’s operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus.

The VIE Agreements may not be effective as direct ownership in providing operational control. For instance, Xiamen Pop Culture and the Xiamen Pop Culture Shareholders could breach their VIE Agreements with Heliheng by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The Xiamen Pop Culture Shareholders may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements with Xiamen Pop Culture. In the event that Xiamen Pop Culture or the Xiamen Pop Culture Shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements may not be effective in providing control over Xiamen Pop Culture,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under the VIE Agreements” in the 2022 Annual Report.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Such requirement is reiterated on the Security Administration Draft, which was released by the CAC on November 14, 2021 for public consultation. As advised by our PRC counsel, JT&N, as of the date of this prospectus, we are not subject to cybersecurity review or network data security review by the CAC, since (i) as companies that host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, we and the PRC operating entities are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we and the PRC operating entities currently possess personal information of a relatively small number of users in our business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future; and (iii) since we and the PRC operating entities are in the hip-hop industry, data processed in our business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.”

In addition, on December 24, 2021, the CSRC and relevant departments of the State Council issued the Draft Rules Regarding Overseas Listings, which aim to regulate overseas securities offerings and listings by China-based companies, for public consultation. According to the Draft Rules Regarding Overseas Listings, among other things, after making initial applications with overseas stock markets for initial public offerings or listings, or after the completion of issuance of overseas listed securities by the overseas listed issuer, all China-based companies shall file the required filing materials with the CSRC within three working days. In addition, overseas offerings and listings may be prohibited for such China-based companies when any of six occasions occur. As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have been released for public comment only and have not been formally promulgated, and neither we nor any of the PRC operating entities have been required to complete the filing procedures. There remain, however, uncertainties as to the enactment or future interpretations and implementations of the Draft Rules Regarding Overseas Listings. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

In addition, all of the securities we are offering may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor, WWC, P.C., is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist as to whether and how this new Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong. When the PCAOB reassesses its determinations by the end of 2022, it could determine that it is still unable to inspect and investigate completely audit firms based in mainland China and Hong Kong. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

Business Overview

We conduct our business in the PRC through the PRC operating entities. The following description of our business is a description of the business of the PRC operating entities. See “—Our Corporate Structure—The VIE Agreements” for a summary of the VIE Agreements.

With the values of hip-hop culture at their core and the younger generation as their primary target audience, the PRC operating entities host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients. They seek to create value for stakeholders in all parts of the hip-hop ecosystem, from fans to artists, corporate clients, and sponsors.

The PRC operating entities have in recent years focused on developing and hosting their own hip-hop events. The PRC operating entities own an extensive portfolio of intellectual property rights related to hip-hop events, including a stage play, three dance competitions or events, two cultural and musical festivals, and two promotional parties that feature live hip-hop performances in karaoke bars or amusement parks to promote hip-hop culture, and they cooperate with music companies and artists to host various concerts in the PRC; starting from March 2020, the PRC operating entities have been developing and operating hip-hop related online programs (collectively, “Event Hosting”). The PRC operating entities’ hip-hop events generated an aggregate attendance of 203,233, 159,200, and 127,930 during the fiscal years ended June 30, 2022, 2021, and 2020, respectively, and their online hip-hop programs generated over 210 million, 314 million, and 100 million views during the fiscal years ended June 30, 2022, 2021, and 2020, respectively. The PRC operating entities generate revenue from their Event Hosting business by providing sponsorship packages to advertisers in exchange for sponsorship fees and by selling tickets for those concerts.

The PRC operating entities help corporate clients with the design, logistics, and layout of events, coordinate and supervise the actual event set-up and implementation, and generate revenue through service fees (“Event Planning and Execution”). Their services feature significant hip-hop elements and cover each aspect of corporate and marketing events, including communication, planning, design, production, reception, execution, and analysis. During the fiscal years ended June 30, 2022, 2021, and 2020, the PRC operating entities served 21, 24, and 16 clients in 56, 59, and 49 events with respect to event planning and execution, respectively.

The PRC operating entities provide brand promotion services, such as trademark and logo design, visual identity system design, brand positioning, brand personality design, and digital solutions, to corporate clients for service fees (“Brand Promotion”).

We believe that the main reason corporate clients hire the PRC operating entities to plan and execute events and provide brand promotion services geared towards the younger generation is for their deep understanding of the taste and preferences of this generation.

The PRC operating entities also sell digital collections to individual collectors, provide music recording services to a corporate client and Software-as-a-Service software services to hip-hop dance training institutions for service fees, and distribute advertisements for corporate customers for service fees (“Other Services”).

For the fiscal years ended June 30, 2022, 2021, and 2020, we had total revenue of $32,281,543, $25,526,557, and $15,688,080, and net income of $687,891, $4,267,542, and $2,625,817, respectively. Revenue derived from the Event Hosting business accounted for 46%, 59%, and 49% of our total revenue for those fiscal years, respectively. Revenue derived from the Event Planning and Execution business accounted for 26%, 36%, and 35% of our total revenue for those fiscal years, respectively. Revenue derived from the Brand Promotion business accounted for 27%, 3%, and 14% of our total revenue for those fiscal years, respectively. Revenue derived from Other Services accounted for 1%, 2%, and 2% of our total revenue for those fiscal years, respectively.

Recent Development

On December 3, 2021, we incorporated a wholly owned subsidiary, Pop Culture Global Operations Inc. (“Pop Culture Global”), in California. As of the date of this prospectus, Pop Culture Global has not been operative, nor has it generated any revenue.

On January 25, 2022, Heliheng and Xiamen Pop Culture established a subsidiary, Xiamen Pop Investment Co., Ltd. (“Pop Investment”), under PRC laws and regulations. Heliheng holds 60% equity interests in Pop Investment and Xiamen Pop Culture holds 40%. Pop Investment is engaged in cross-border funds management for the Company.

On March 30, 2022, Xiamen Pop Network Technology Co., Ltd. (“Pop Network”) established a subsidiary, Zhongpu Shuyuan, under PRC laws and regulations. Pop Network holds 51% equity interests in Zhongpu Shuyuan and Junpu Era holds 10% equity interests in Zhongpu Shuyuan. Zhongpu Shuyuan is engaged in digital collection and metaverse related business and launched a digital collection trading platform in China, Shuyuan Meta, on May 3, 2022 for the development, promotion, and distribution of digital collections.

On April 12, 2022, Zhongpu Shuyuan entered into a share purchase agreement with Mouqing He and Lin Jiang, the two former shareholders of Xiamen Qiqin Technology Co., Ltd. (“Xiamen Qiqin”), pursuant to which Zhongpu Shuyuan acquired 100% of Xiamen Qiqin’s equity interests. As a result, Xiamen Qiqin became a wholly owned subsidiary of Zhongpu Shuyuan on April 12, 2022. Xiamen Qiqin is engaged in online digital collection sales.

On April 14, 2022, Xiamen Pop Culture established a wholly owned subsidiary, Hualiu Digital Entertainment (Beijing) International Culture Media Co., Ltd. (“Hualiu Digital”), under the PRC laws and regulations. Hualiu Digital is still in the process of exploring its business plan. As of the date of this prospectus, Hualiu Digital has not been operative, nor has it generated any revenue.

On May 16, 2022, Guangzhou Shuzhi Culture Communication Co., Ltd. (“Guangzhou Shuzhi”), a wholly owned subsidiary of Xiamen Pop Culture, established a subsidiary, Xiamen Shuzhi, under PRC laws and regulations. Guangzhou Shuzhi held 70% equity interests in Xiamen Shuzhi. On August 18, 2022, Guangzhou Shuzhi acquired the remaining 30% equity interests, and Xiamen Shuzhi became a wholly owned subsidiary. Xiamen Shuzhi is engaged in online and offline marketing and exhibitions.

On May 18, 2022, Guangzhou Shuzhi established a subsidiary, Fujian Shuzhi, under PRC laws and regulations. Guangzhou Shuzhi holds 51% equity interests in Fujian Shuzhi. Fujian Shuzhi is engaged in online and offline marketing and exhibitions.

On June 20, 2022, Xiamen Pop Culture established a wholly owned subsidiary, Xiamen Pupu Digital Technology Co., Ltd. (“Pupu Digital”), under PRC laws and regulations. Pupu Digital is engaged in culture-related digital content production services.

On June 28, 2022, Pop Network and two unrelated third parties established Junpu Era (Xiamen) Digital Industry Co., Ltd. (“Junpu Era”) under PRC laws and regulations. Pop Network holds 30% of the equity interests in Junpu Era. Junpu Era is engaged in digital collection and metaverse-related services.

On July 21, 2022, Pop Culture HK established a wholly owned subsidiary, Fujian Pupu Shuzhi Sports Industry Development Co., Ltd. (“Shuzhi Sports”), under PRC laws and regulations. Shuzhi Sports is still in the process of exploring its business plan. As of the date of this prospectus, Shuzhi Sports has not been operative, nor has it generated any revenue.

COVID-19 Impact

The COVID-19 pandemic has, since its initial outbreak, affected our business and results of operations. The COVID-19 situations improved in China after the first quarter of 2020, but the ultimate impacts of the pandemic are highly uncertain and subject to change, even though conditions have been gradually improving.

Variations of the COVID-19 virus, including notably the Omicron variant, have caused new outbreaks in China and across the world. For example, the recent resurgence of the Omicron variant in China since the beginning of 2022 resulted in city-wide lockdowns in a number of Chinese cities with heightened prevention measures adopted across China to curb the outbreak. This caused disruptions to varying degrees to normal business activities in China. In 2022, the PRC operating entities postponed most of their Move It campaigns until July 2022 and their other dance competition events, music festivals, and promotional parties also had delays. In addition, some of the PRC operating entities’ clients reduced their budget for offline marketing events, which negatively affected the PRC operating entities’ event hosting and event planning and execution businesses.

The PRC operating entities have taken precautionary measures in line with government guidelines to minimize the risks of the COVID-19 to their employees, and to ease the impact of the COVID-19 pandemic on their normal business operations.

The extent to which the COVID-19 pandemic may continue to impact our business will depend on future developments, which are highly uncertain and unpredictable, such as the duration of the pandemic, the effectiveness of travel restrictions and other measures to contain the outbreak, and its impact, such as social distancing, quarantines and lockdowns.

As of June 30, 2022, our cash and cash equivalents were $14,396,032. Our principal sources of liquidity have been cash generated from our operating activities. We believe this level of liquidity, coupled with our existing cash balance and strong monetization capabilities, is sufficient to allow us to successfully weather adverse changes and economic downturns during an extended period of uncertainty caused by the COVID-19 pandemic.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report and in the section titled “Risk Factors” beginning on page 21 of this prospectus.

Risks Relating to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in the 2022 Annual Report and “Risk Factors—Risks Relating to Our Corporate Structure” of this prospectus)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	the VIE Agreements may not be effective in providing control over Xiamen Pop Culture (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements may not be effective in providing control over Xiamen Pop Culture” on page 12 of the 2022 Annual Report);

●	the VIE Agreements are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under the VIE Agreements (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under the VIE Agreements” on page 13 of the 2022 Annual Report);

●	we may not be able to consolidate the financial results of Xiamen Pop Culture or such consolidation could materially and adversely affect our operating results and financial condition (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—We may not be able to consolidate the financial results of Xiamen Pop Culture or such consolidation could materially and adversely affect our operating results and financial condition” on page 13 of the 2022 Annual Report);

●	the VIE Agreements may result in adverse tax consequences (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements may result in adverse tax consequences” on page 13 of the 2022 Annual Report);

●	the Xiamen Pop Culture Shareholders have potential conflicts of interest with our Company, which may adversely affect our business and financial condition (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The Xiamen Pop Culture Shareholders have potential conflicts of interest with our Company which may adversely affect our business and financial condition” on page 14 of the 2022 Annual Report);

●	we rely on the approvals, certificates, and business licenses held by Xiamen Pop Culture and any deterioration of the relationship between Heliheng and Xiamen Pop Culture could materially and adversely affect our overall business operations (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—We rely on the approvals, certificates, and business licenses held by Xiamen Pop Culture and any deterioration of the relationship between Heliheng and Xiamen Pop Culture could materially and adversely affect our overall business operations” on page 14 of the 2022 Annual Report);

●	the exercise of our option to purchase part or all of the shares in Xiamen Pop Culture under the exclusive option agreement might be subject to certain limitations and substantial costs (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The exercise of our option to purchase part or all of the shares in Xiamen Pop Culture under the exclusive option agreement might be subject to certain limitations and substantial costs” on page 14 of the 2022 Annual Report); and

●	if the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations (see “Risk Factors––Risks Relating to Our Corporate Structure––If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 21 of this prospectus).

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in our 2022 Annual Report and “Risk Factors—Risks Relating to Doing Business in the PRC” of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	there are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business (see “Item 3. Key Information—D. Risk Factors––Risks Relating to Doing Business in PRC––There are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business” on page 15 of the 2022 Annual Report);

●	changes in China’s economic, political, social conditions, or government policies could have a material adverse effect on the PRC operating entities’ business and operations (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the PRC operating entities’ business and operations” on page 16 of the 2022 Annual Report);

●	you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this annual report based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this annual report based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China” on page 17 of the 2022 Annual Report);

●	increases in labor costs in the PRC may adversely affect the PRC operating entities’ business and profitability (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Increases in labor costs in the PRC may adversely affect the PRC operating entities’ business and profitability” on page 22 of the 2022 Annual Report);

●	if the PRC operating entities fail to obtain or renew any of the requisite approvals, licenses, or permits applicable to our business, it could materially and adversely affect their business and results of operations (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—if the PRC operating entities fail to obtain or renew any of the requisite approvals, licenses, or permits applicable to their business, it could materially and adversely affect their business and results of operations” on page 23 of the 2022 Annual Report);

●	the PRC operating entities have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The PRC operating entities have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject them to penalties” on page 23 of the 2022 Annual Report);

●	PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us” on page 24 of the 2022 Annual Report);

●	PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of offshore offerings to make loans or additional capital contributions to our PRC subsidiaries and to make loans to Xiamen Pop Culture, which could materially and adversely affect their liquidity and their ability to fund and expand their business (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of offshore offerings to make loans or additional capital contributions to our PRC subsidiaries and to make loans to Xiamen Pop Culture, which could materially and adversely affect their liquidity and their ability to fund and expand their business” on page 24 of the 2022 Annual Report);

●	we face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 27 of the 2022 Annual Report);

●	fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment” on page 25 of the 2022 Annual Report);

●	under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment” on page 26 of the 2022 Annual Report);

●	we face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 27 of the 2022 Annual Report);

●	our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business” on page 28 of the 2022 Annual Report);

●	governmental control of currency conversion may affect the value of your investment and our payment of dividends (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Governmental control of currency conversion may affect the value of your investment and our payment of dividends” on page 28 of the 2022 Annual Report);

●	there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” on page 28 of the 2022 Annual Report);

●	the disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC” on page 29 of the 2022 Annual Report);

●	the M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 30 of the 2022 Annual Report);

●	uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see “Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” on page 22 of this prospectus);

●	given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities (see “Risk Factors––Risks Relating to Doing Business in PRC––Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities” on page 22 of this prospectus);

●	the Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless (see “Risk Factors––Risks Relating to Doing Business in PRC––The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless” on page 23 of this prospectus);

●

recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering (see “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 23 of this prospectus);

●	recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. (see “Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” on page 24 of this prospectus); and

●	to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the consolidated VIE by the PRC government to transfer cash (see “Risk Factors—Risks Relating to Our Corporate Structure—To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash” on page 25 of this prospectus).

Risks Related to Our Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business” in our 2022 Annual Report and “Risk Factors—Risks Relating to Our Business” of this prospectus)

Risks and uncertainties related to our business include, but are not limited to, the following:

●

the PRC operating entities have in recent years shifted their focus to the Event Hosting business, which makes it difficult to predict our prospects and our business and financial performance (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC operating entities have in recent years shifted their focus to the Event Hosting business, which makes it difficult to predict our prospects and our business and financial performance” on page 31 of the 2022 Annual Report);

●

if the PRC operating entities are unable to retain the existing clients for their Event Planning and Execution and Brand Promotion businesses, our results of operations will be materially and adversely affected (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—If the PRC operating entities are unable to retain the existing clients for their Event Planning and Execution and Brand Promotion businesses, our results of operations will be materially and adversely affected” on page 31 of the 2022 Annual Report);

●

a substantial portion of the PRC operating entities’ revenue and accounts receivable are currently derived from a small number of customers. If any of these customers experiences a material business disruption, the PRC operating entities would likely incur substantial losses of revenue (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—A substantial portion of the PRC operating entities’ revenue and accounts receivable are currently derived from a small number of customers. If any of these customers experiences a material business disruption, the PRC operating entities would likely incur substantial losses of revenue” on page 31 of the 2022 Annual Report);

●

the PRC operating entities’ success is tied to events generally and, in particular, to changes in popularity of hip-hop events on which they choose to focus (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC operating entities’ success is tied to events generally and, in particular, to changes in popularity of hip-hop events on which they choose to focus” on page 33 of the 2022 Annual Report);

●	the PRC operating entities depend on the success of live entertainment events, which are inherently susceptible to risks, and their exposure to such risks is potentially heightened as a result of the nature of entertainment events and the fan experiences they seek to create (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC operating entities depend on the success of live entertainment events, which are inherently susceptible to risks, and their exposure to such risks is potentially heightened as a result of the nature of entertainment events and the fan experiences they seek to create” on page 34 of the 2022 Annual Report);

●

the PRC operating entities use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting their business, financial condition, and results of operations (see “Risk Factors—Risks Relating to Our Business—The PRC operating entities use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting their business, financial condition, and results of operations” on page 34 of the 2022 Annual Report); and

●

the PRC operating entities’ business depends on the continued success of their brands, and if they fail to maintain and enhance the recognition of their brands, they may face difficulty increasing their network of partners and clients, and their reputation and operating results may be harmed (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC operating entities’ business depends on the continued success of their brands, and if they fail to maintain and enhance the recognition of their brands, they may face difficulty increasing their network of partners and clients, and their reputation and operating results may be harmed” on page 25 of the 2022 Annual Report).

Risks Relating to Our Class A Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market” in our 2022 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and the trading market, including, but not limited to, the following:

●

we do not intend to pay dividends for the foreseeable future (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—We do not intend to pay dividends for the foreseeable future” on page 40 of the 2022 Annual Report);

●

the market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price” on page 41 of the 2022 Annual Report);

●

if we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer” on page 41 of the 2022 Annual Report);

●

because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see “Item 3. Key Information—D. Risk Factors— Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer” on page 42 of the 2022 Annual Report);

●

the laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States” on page 44 of the 2022 Annual Report);

●

anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control” on page 45 of the 2022 Annual Report);

●

the dual class structure of our ordinary shares has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—The dual class structure of our ordinary shares has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders” on page 45 of the 2022 Annual Report); and

●

we are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see “Item 3. Key Information—D. Risk Factors—Risks Relating to Risks Relating to Our Class A Ordinary Shares and the Trading Market—We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 46 of the 2022 Annual Report).

Permissions Required from PRC Authorities

As of the date of this prospectus, we, our PRC subsidiaries, and the PRC operating entities, (i) are not covered by additional permissions or approval requirements from any governmental agency that is required to approve the PRC operating entities’ operations, (ii) have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and (iii) no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (i) business licenses; (ii) the EDI and ICP Licenses; (iii) the Commercial Performance License; (iv) the Radio and Television Program Production and Operation Permit; and (v) the filing-for-record procedures before engaging in non-commercial Internet content service operations. Besides, the PRC operating entities are in the process of applying for the following licenses, permissions, or approvals, which may be required for their new operations in the PRC: (i) the Internet Culture Business Operating License; (ii) the Internet Publication License; (iii) the filing-for-record procedures with the CAC’s filing management system for blockchain information services; and (iv) the filing-for-record procedures for artworks related business activities with local cultural administrative authorities. However, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of these entities to fully comply with such compliance requirements may cause our PRC subsidiaries or the PRC operating entities to be unable to begin their new businesses or operations in the PRC, subject them to fines, relevant new businesses or operations suspension for rectification, or other sanctions. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—If the PRC operating entities fail to obtain or renew any of the requisite approvals, licenses, or permits applicable to their business, it could materially and adversely affect their business and results of operations” in the 2022 Annual Report.

As advised by our PRC counsel, JT&N, as of the date of this prospectus, our Company, our subsidiaries, and the PRC operating entities, (i) are not required to obtain additional permissions or approvals to operate their current business, (ii) are not required to obtain permission from the CSRC, the CAC, or any other Chinese authorities to issue our securities to foreign investors based on PRC laws and regulations currently in effect, and (iii) have not received or were denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies, including the CAC or the CSRC, would take the same view as we do, and there is no assurance that our PRC subsidiaries and the PRC operating entities are always able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC subsidiaries or the PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries and the PRC operating entities are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless” of the 2022 Annual Report.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. Such requirement is reiterated on the Security Administration Draft, which was released by the CAC on November 14, 2021 for public consultation. As advised by our PRC counsel, JT&N, as of the date of this prospectus, we are not subject to cybersecurity review or network data security review by the CAC, since (i) as companies that host entertainment events, operate hip-hop related online programs, and provide event planning and execution services and brand promotion services to corporate clients, we and the PRC operating entities are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) we and the PRC operating entities currently possess personal information of a relatively small number of users in our business operations, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that may be required to pass such cybersecurity review, and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future; (iii) since we and the PRC operating entities are in the hip-hop industry, data processed in our business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.”

In addition, on December 24, 2021, the CSRC and relevant departments of the State Council issued the Draft Rules Regarding Overseas Listings, which aim to regulate overseas securities offerings and listings by China-based companies, for public consultation. According to the Draft Rules Regarding Overseas Listings, among other things, after making initial applications with overseas stock markets for initial public offerings or listings, or after the completion of issuance of overseas listed securities by the overseas listed issuer, all China-based companies shall file the required filing materials with the CSRC within three working days. In addition, overseas offerings and listings may be prohibited for such China-based companies when any of six occasions occur. As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have been released for public comment only and have not been formally promulgated, and neither we nor any of the PRC operating entities have been required to complete the filing procedures. There remain, however, uncertainties as to the enactment or future interpretations and implementations of the Draft Rules Regarding Overseas Listings. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us.

Asset Transfers Between Our Company, Our Subsidiaries, and the VIE

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future.

The  Company’s management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our subsidiaries and departments and the PRC operating entities. Each subsidiary, department, or PRC operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of the Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

During the fiscal years ended June 30, 2022, 2021, and 2020, cash transfers and transfers of other assets between Pop Culture Group, its subsidiaries, and the VIE were as follows: in July 2020, Pop Culture Group transferred approximately $600,000 to its subsidiary in Hong Kong, which in turn transferred approximately $599,000 to its PRC subsidiary; in July 2021, Pop Culture Group transferred approximately $7,081,000 of the net proceeds from our initial public offering to its Hong Kong subsidiary, which in turn transferred approximately $7,050,000 to its PRC subsidiary; and in May and June 2022, Pop Culture Group transferred approximately $3,019,000 to Pop Culture HK, which in turn transferred approximately $3,008,400 to Heliheng. See our audited consolidated financial statements in the 2022 Annual Report.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our securities (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

Cash is transferred among our Company, our subsidiaries, and the VIE, in the following manners: (i) funds are transferred to Heliheng, our WFOE, from our Company as needed through Pop Culture HK, our Hong Kong subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by the VIE to Heliheng, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by Heliheng, to our Company through Pop Culture HK; and (iv) Heliheng and the VIE, lend to and borrow from each other from time to time for business operation purposes.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, we will rely on payments made from Xiamen Pop Culture to Heliheng, pursuant to the VIE Agreements, and the distribution of such payments to Pop Culture HK as dividends from Heliheng, and then to our Company. If our PRC subsidiaries and the PRC operating entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC ‘resident enterprise’ for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment” of the 2022 Annual Report.

The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our and the PRC operating entities’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

Any limitation on the ability of our PRC subsidiaries and the PRC operating entities to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital. However, our operations and business, including investment and/or acquisitions by our PRC subsidiaries and the PRC operating entities within the PRC, will not be affected as long as the capital is not transferred in or out of the PRC.

Selected Condensed Consolidating Financial Schedule

As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. Our subsidiaries and the VIE and its subsidiaries as of the date of this prospectus are described below:

Name of Entity	Date of Incorporation/Acquisition	Place of Incorporation/Acquisition	Effective Interest Held Through Equity Ownership/ Contractual Arrangements	Principal Activities
Pop culture Group	January 3, 2020	Cayman Islands	100%	Parent Holding

Subsidiaries
Pop Culture HK	January 20, 2020	Hong Kong	100%	Investment holding
Heliheng	March 13, 2020	PRC	100%	WFOE, consultancy and information technology support
Pop Culture Global	December 3, 2021	California	100%	Overseas hip-hop resource integration and business development
Pop Investment	January 25, 2022	PRC	60% owned by Heliheng; 40% owned by the VIE	Cross-border funds management
Shuzhi Sports	July 21, 2022	PRC	100%	Holding sports performance activities

VIE
Xiamen Pop Culture	March 29, 2007	PRC	VIE	Event planning, execution, and hosting

VIE’s subsidiaries
Shanghai Pupu Sibo Sports Technology Development Co., Ltd.	March 30, 2017	PRC	100% owned by the VIE	Event planning and execution
Pop Network	June 6, 2017	PRC	100% owned by the VIE	Marketing
Guangzhou Shuzhi	December 19, 2018	PRC	100% owned by the VIE	Event planning and execution
Shenzhen Pop Digital Industry Development Co., Ltd.	January 17, 2020	PRC	100% owned by the VIE	Event planning and execution
Pupu Digital	June 20, 2022	PRC	100% owned by the VIE	Cultural technology
Hualiu Digital	April 14, 2022	PRC	100% owned by the VIE	Acting broker and self-branding development
Pop Sikai	August 18, 2020	PRC	51% owned by the VIE	Event planning and execution
Zhongpu Shuyuan	March 30, 2022	PRC	51% owned by the VIE	Digital collection and Metaverse
Xiamen Qiqin	April 12, 2022	PRC	51% owned by the VIE	IPC License
Shenzhen Jam box	November 18, 2021	PRC	60% owned by the VIE	Event planning and execution
Xiamen Shuzhi	May 16, 2022	PRC	100% owned by the VIE	Online and offline advertising marketing and exhibitions
Fujian Shuzhi	May 18, 2022	PRC	51% owned by the VIE	Online and offline advertising marketing and exhibitions

The following tables present selected condensed consolidated financial data of Pop Culture Group and its subsidiaries and the VIE and its subsidiaries for the fiscal years ended June 30, 2022, 2021, and 2020, and balance sheet data as of June 30, 2022 and 2021.

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the Fiscal Year Ended June 30, 2022
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations		Consolidated Total
Revenue	$-	$7,520,431	$24,761,112	$-		$32,281,543
Cost of revenue	$-	$6,542,201	$19,493,810	$-		$26,036,011
Gross profit	$-	$978,230	$5,267,302	$-		$6,245,532
Service fee income	$-	$-	$1,882,512	$(1,882,512	)*	$-
Net income	$(1,583,761)	$389,137	$1,882,512	$-		$687,888
Comprehensive income	$(1,583,761)	$124,256	$1,273,590	$-		$(185,915)

*	To eliminate income generated by the VIE and its subsidiaries.

	For the Fiscal Year Ended June 30, 2021
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	$-	$655,255	$24,871,302	$-	$25,526,557
Cost of revenue	$-	$579,454	$17,723,040	$-	$18,302,494
Gross profit	$-	$75,801	$7,148,262	$-	$7,224,063
Service fee income	$-	$4,571,795	$-	$(4,571,795)	$-
Net (loss) income	$(330,734)	$4,598,276	$4,571,795	$(4,571,795)	$4,267,542
Comprehensive (loss) income	$(330,734)	$4,648,657	$5,857,171	$(4,571,795)	$5,603,299

	For the Fiscal Year Ended June 30, 2020
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Revenue	$-	$-	$15,688,080	$-	$15,688,080
Cost of revenue	$-	$-	$11,158,847	$-	$11,158,847
Gross profit	$-	$-	$4,529,233	$-	$4,529,233
Net (loss) income	$(318,634)	$(99)	$2,944,550	$-	$2,625,817
Comprehensive (loss) income	$(318,634)	$(100)	$2,702,712	$-	$2,383,978

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30, 2022
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Cash	$9,085,082	$1,741,047	$3,569,903	$-	$14,396,032
Receivable from the VIE	$-	$1,882,512	$-	$(1,882,512)	$-
Total current assets	$13,335,083	$10,047,766	$29,331,187	$(1,882,512)	$50,831,524
Investments in subsidiaries and the VIE	$10,700,049	$10,657,426	$-	$(21,357,475)	$-
Total assets	$33,634,367	$23,826,005	$30,147,583	$(23,239,987)	$64,367,968
Total liabilities	$90,165	$395,324	$11,110,127	$-	$11,595,616
Total shareholders’ equity	$33,544,203	$23,430,680	$19,037,456	$(23,239,987)	$52,772,352
Total liabilities and shareholders’ equity	$33,634,367	$23,826,005	$30,147,583	$(23,239,987)	$64,367,968

	As of June 30, 2021
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Cash	$4,260	$27,654	$1,288,063	$-	$1,319,977
Receivable from the VIE	$-	$4,571,795	$-	$(4,571,795)	$-
Total current assets	$683,526	$5,243,936	$31,054,450	$(4,571,795)	$32,410,117
Investments in subsidiaries and the VIE	$18,869,579	$599,000	$-	$(19,468,579)	$-
Total assets	$19,553,105	$5,849,445	$33,067,159	$(24,040,374)	$34,429,335
Total liabilities	$225,000	$1,888	$14,874,342	$-	$15,101,230
Total shareholders’ equity	$19,328,105	$5,847,557	$18,192,817	$(24,040,374)	$19,328,105
Total liabilities and shareholders’ equity	$19,553,105	$5,849,445	$33,067,159	$(24,040,374)	$34,429,335

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Year Ended June 30, 2022
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	$(10,391,828)	$1,713,393	$(22,495,295)	$-	$(31,173,730)
Net used in investing activities	$(10,100,049)	$-	$(82,733)	$10,100,049	$(82,733)
Net cash used in (provided by) financing activities	$29,572,699	$-	$10,463,813	$-	$40,036,512

	For the Fiscal Year Ended June 30, 2021
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	$(75,805)	$(651,453)	$(3,310,074)	$-	$(4,037,332)
Net used in investing activities	$(600,000)	$-	$-	$600,000	$-
Net cash used in (provided by) financing activities	$(459,164)	$(568,241)	$4,378,228	$600,000	$3,950,823

	For the Fiscal Year Ended June 30, 2020
	Pop Culture Group	Subsidiaries	VIE and its Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	$(348,870)	$-	$(2,255,959)	$-	$(2,604,829)
Net provided by investing activities	$-	$-	$3,261	$-	$3,261
Net cash provided by financing activities	$1,487,862	$-	$1,777,271	$-	$3,265,133

Corporate Information

Our principal executive offices are located at 3rd Floor, No. 168, Fengqi Road, Jimei District, Xiamen City, Fujian Province, the PRC, and our phone number is +86-0592-5968169. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, and the phone number of our registered office is +1-3459498599. We maintain a corporate website at http://cpop.cn/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2022 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through the VIE and its subsidiaries in the PRC. We do not have any equity ownership of the VIE; instead, for accounting purposes, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. Our securities offered in this offering are securities of Pop Culture Group, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in the PRC. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to the VIE structure and recent regulatory initiatives implemented by the relevant PRC government entities.

Risks Relating to Our Corporate Structure

If the PRC government determines that the VIE Agreements do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of Internet content services and radio and television program production and distribution business is prohibited under current PRC laws and regulations. Accordingly, we currently operate our radio and television program production and distribution business through Xiamen Pop Culture, a VIE, pursuant to the VIE Agreements. For a description of the VIE Agreements, see “Our Corporate Structure—The VIE Agreements.”

According to our PRC counsel, JT&N, based on its understandings of the relevant PRC laws and regulations, (i) the ownership structures of Xiamen Pop Culture and Heliheng is currently not in violation of applicable PRC laws and regulations currently in effect; and (ii) each of the VIE Agreements is legal, valid, binding, and enforceable in accordance with its terms and applicable PRC laws and regulations. Our PRC counsel, JT&N, however, has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus. Accordingly, the PRC regulatory authorities may ultimately take a view contrary to the opinion of our PRC counsel. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or, if adopted, what they would provide.

If our corporate structure and the VIE Agreements are determined as illegal or invalid by the competent court in the PRC, arbitral tribunal, or regulatory authorities, we may be unable to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, or we or Xiamen Pop Culture fails to obtain or maintain any required permits or approvals, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and/or operating licenses of Heliheng or Xiamen Pop Culture;

●	discontinuing or restricting the operations of Heliheng or Xiamen Pop Culture;

●	imposing conditions or requirements with which we, Heliheng, or Xiamen Pop Culture may not be able to comply;

●	requiring us, Heliheng, or Xiamen Pop Culture to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from our public offering to finance the PRC operating entities’ business and operations in the PRC; and

●	imposing fines.

The imposition of any of these penalties would result in a material and adverse effect on the PRC operating entities’ ability to conduct their business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of Xiamen Pop Culture in our consolidated financial statements, if the PRC government authorities were to find our legal structure and the VIE Agreements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of Xiamen Pop Culture or our right to receive substantially all the economic benefits and residual returns from Xiamen Pop Culture and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of Xiamen Pop Culture in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations, and our securities may decline in value or become worthless.

Risks Relating to Doing Business in the PRC

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with third parties in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The legal system in the PRC is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in the PRC could affect the business environment and our ability to operate our business in the PRC.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the legal system in the PRC than in more developed legal systems. Furthermore, the legal system in the PRC is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in the PRC could materially and adversely affect our business and impede our ability to continue our operations.

Such uncertainties, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof, could limit the legal protections available to us and our investors, including you.

Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Substantially all of our operations are located in the PRC. Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, foreign investment, information security, Internet, and other matters. The central or local governments of the PRC may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector. We cannot rule out the possibility that the Chinese government will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition, and results of operations.

As such, the PRC operating entities’ business segments may be subject to various government and regulatory interference, and they could be subject to new regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The PRC operating entities may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

Recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in the PRC that are to be conducted in foreign markets, as well as foreign investment in China-based issuers. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

Furthermore, on December 24, 2021, the CSRC and relevant departments of the State Council issued the Draft Rules Regarding Overseas Listings, which aim to regulate overseas securities offerings and listings by China-based companies, for public consultation. The Draft Rules Regarding Overseas Listing aim to lay out the filing regulation arrangement for both direct and indirect overseas listing and clarify the determination criteria for indirect overseas listing in overseas markers. Where an enterprise whose principal business activities are conducted in the PRC seeks to issue and list its shares in the name of an overseas enterprise based on equity, assets, income, or other similar rights and interests of the relevant domestic enterprise in the PRC, such activities are deemed an indirect overseas issuance and listing. According to the Draft Rules Regarding Overseas Listings, among other things, after making initial applications with overseas stock markets for initial public offerings or listings, or after the completion of issuance of overseas listed securities by the overseas listed issuer, all China-based companies shall file the required filing materials with the CSRC within three working days. In addition, overseas offerings and listings may be prohibited for such China-based companies when any of the following applies: (i) if the intended securities offerings and listings are specifically prohibited by the PRC laws and regulations; (ii) if the intended securities offerings and listings may constitute a threat to, or endanger national security as reviewed and determined by competent authorities under the State Council in accordance with laws; (iii) if there are material ownership disputes over applicants’ equity interests, major assets, core technologies, or the others; (iv) if, in the past three years, applicants’ domestic enterprises, controlling shareholders, or de facto controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (v) if, in the past three years, any directors, supervisors, or senior executives of applicants have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; or (vi) other circumstances as prescribed by the State Council. The Administrative Provisions further stipulate that a fine between RMB1 million (approximately $157,255) and RMB10 million (approximately $1,572,550) may be imposed if an applicant fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Draft Rules Regarding Overseas Listings, and in cases of severe violations, a parallel order to suspend relevant businesses or halt operations for rectification may be issued, and relevant business permits or operational license revoked.

As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have been released for public comment only and have not been formally promulgated, and neither we, our subsidiaries, nor any of the PRC operating entities have been required to complete the filing procedures. However, uncertainties remain as to its enactment or future interpretations and implementations. Our PRC counsel, JT&N, has advised us that, even if the final rules are promulgated as proposed in the current Draft Rules Regarding Overseas Listings, none of the situations that would clearly prohibit overseas offering and listings would apply to us. In addition, we would only need to submit the filing materials and no CSRC approval would be required under such rules.

Notwithstanding the above, our PRC counsel has further advised us that uncertainties still exist as to whether we, our subsidiaries, or the PRC operating entities are required to obtain permissions from the CAC, the CSRC, or any other governmental agency that is required to approve our operations and/or offering. We have been closely monitoring the development in the regulatory landscape in the PRC, particularly regarding the requirement of approvals, including on a retrospective basis, from the CAC, the CSRC, or other PRC authorities with respect to this offering, as well as other procedures that may be imposed on us. In the event that we, our subsidiaries, or the PRC operating entities are subject to the compliance requirements, we cannot assure you that any of these entities will be able to receive clearance of such compliance requirements in a timely manner, or at all. Any failure of our Company, our subsidiaries, or the PRC operating entities to fully comply with new regulatory requirements may subject us to regulatory actions, such as fines, relevant businesses or operations suspension for rectification, revocation of relevant business permits or operational license, or other sanctions, which may significantly limit or completely hinder our ability to offer or continue to offer our securities cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to CIIOs that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiaries or the PRC operating entities as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, JT&N, neither the operations of our PRC subsidiaries, nor of the PRC operating entities, nor this offering are expected to be affected, and that we will not be subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor will any such entity be subject to the Security Administration Draft, if it is enacted as proposed, given that our PRC subsidiaries and the PRC operating entities possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. In general, we believe we are compliant with the regulations or policies that have been issued by the CAC to date. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses, or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition, and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC and in Hong Kong because of positions taken by the PRC and Hong Kong authorities in those jurisdictions.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of the financial statements of those companies who have China-based auditors.

Our auditor, WWC, P.C., is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and substantial all of our operations are conducting in China. Furthermore, the Holding Foreign Companies Accountable Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the delisting of our Company or prohibition of trading in our securities in the future if the PCAOB is unable to inspect our accounting firm at such future time. The Accelerating Holding Foreign Companies Accountable Act, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. In addition, delisting may cause a significant decrease in or a total loss of the value of our securities. Although a shareholder's ownership of our Company may not decrease directly from delisting, the ownership may become worth much less, or, in some cases, lose its entire value.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist as to whether and how this new Protocol will be implemented and whether the PCAOB can make a determination that it is able to inspect and investigate completely in mainland China and Hong Kong. When the PCAOB reassesses its determinations by the end of 2022, it could determine that it is still unable to inspect and investigate completely audit firms based in mainland China and Hong Kong.

To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash.

Relevant PRC laws and regulations permit the companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. The companies in the PRC are also required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at their discretion. These reserves are not distributable as cash dividends. Furthermore, in order for us to pay dividends to our shareholders, we will rely on payments made from Xiamen Pop Culture to Heliheng, pursuant to the VIE Agreements, and the distribution of such payments to Pop Culture HK as dividends from Heliheng, and then to our Company. If our PRC subsidiaries and the PRC operating entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC ‘resident enterprise’ for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment” of the 2022 Annual Report.

The PRC government also imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our and the PRC operating entities’ income is received in Renminbi and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, our Hong Kong subsidiary may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiary could be subject to similar government controls on the convertibility of foreign currency and the remittance of currency out of Hong Kong as described above.

As a result of the above, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the competent government to the transfer of cash.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $200,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands, as amended, or the “Cayman Companies Act,” on January 3, 2020. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm, or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our authorized share capital is $50,000 divided into 44,000,000 Class A Ordinary Shares, par value $0.001 per share, and 6,000,000 Class B Ordinary Shares, par value $0.001 per share. As of the date of this prospectus, there are 18,286,923 Class A Ordinary Shares and 5,763,077 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to seven votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Class A Ordinary Shares or Class B Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Class A Ordinary Shares have been listed on the Nasdaq Global Market under the symbol “CPOP.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and seven votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on the shareholder’s shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares made for the purpose of the redemption.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Class A Ordinary Shares complies with applicable rules of the Nasdaq Global Market, a shareholder may transfer Class A Ordinary Shares or Class B Ordinary Shares to another person by completing an instrument of transfer in a common form or, with respect to Class A Ordinary Shares, in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Class A Ordinary Shares or Class B Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Class A Ordinary Shares or Class B Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share or Class B Ordinary Share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Share or Class B Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A Ordinary Share or Class B Ordinary Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Class A Ordinary Shares or Class B Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A Ordinary Share or Class B Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. The legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in our register of members remains with the Depository Trust Company. All market transactions with respect to those Class A Ordinary Shares are carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case, it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	the director is prohibited by the law of the Cayman Islands from acting as a director;

(b)	the director is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	the director resigns office by notice to us;

(d)	the director only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom the director is being treated the director becomes physically or mentally incapable of acting as a director;

(f)	the director is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	the director is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, the director is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if the director shall do so their vote shall not be counted, nor in relation thereto shall the director be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by the director or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which the director is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that the director (together with persons connected with the director) does not to the director’s knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which the director’s interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which the director has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2021 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

History of Share Capital

The following is a summary of our share issuances for the last three years.

On January 3, 2020, 9,165,000 ordinary shares, par value $0.001 per share, were held by Joya Enterprises Limited.

As part of the Reorganization, we undertook the following corporate actions:

Share Issuances in February 2020

On February 22, 2020, we issued the following ordinary shares, par value $0.001 per share, to certain founding shareholders of Pop Culture Group:

Purchaser	Number of Ordinary Shares	Consideration
Joya Enterprises Limited	165,000	$165
Victory Quest Industries Limited	1,653,911	$1,654
Billion Hill Investment Corporation	1,502,000	$1,502
Bofeng Holdings Limited	1,007,700	$1,008
Sense Venture International Limited	1,007,700	$1,008
Dragon Bright Asia Corporation	400,000	$400
Wealth Progress International Corporation	40,000	$40

Re-designation of Ordinary Shares in April 2020

On April 28, 2020, our shareholders approved the re-designation of 5,763,077 of our issued ordinary shares held by Joya Enterprises Limited into 5,763,077 Class B Ordinary Shares.

On April 28, 2020, our shareholders approved the re-designation of certain already issued ordinary shares into Class A Ordinary Shares as set out in the table below:

Shareholder	Number of Class A Ordinary Shares
Joya Enterprises Limited	3,566,923
Victory Quest Industries Limited	1,653,911
Billion Hill Investment Corporation	1,502,000
Bofeng Holdings Limited	1,007,700
Sense Venture International Limited	1,007,700
Dragon Bright Asia Corporation	400,000
Wealth Progress International Corporation	40,000

Share Issuances and Transfers in May 2020

On May 30, 2020, we issued Class A Ordinary Shares to the following shareholders pursuant to certain share purchase agreements entered into on September 30, 2019:

Purchaser	Number of Class A Ordinary Shares	Consideration
Monica Hon Yau Tse	190,000	$241,515.19
Yuen Ching Wong	190,000	$241,515.19
Yee Man Yau	190,000	$241,515.19
Chau Hung Yeung	190,000	$241,515.19
New Rise International Limited	583,600	$741,832.57

On May 30, 2020, we issued Class A Ordinary Shares to the following shareholders, who are original shareholders of Xiamen Pop Culture:

Purchaser	Number of Class A Ordinary Shares	Consideration
Hengzhang Qiu	100,000	$100
Yuling Yan	400,000	$400

On May 30, 2020, our board of directors approved the following transfers of Class A Ordinary Shares:

Transferor	Transferee	Number of Class A Ordinary Shares
Joya Enterprises Limited	China Young Group Limited	2,180,000
Joya Enterprises Limited	Chen Li	200,000
Joya Enterprises Limited	Yi Zhang	100,000
Joya Enterprises Limited	Yamo Zhao	100,000
Joya Enterprises Limited	Qiuyan Zhang	10,000
Joya Enterprises Limited	Lingyun Wu	936,923
Joya Enterprises Limited	Wenjuan Qiu	40,000
Billion Hill Investment Corporation	Fengying Qiu	182,000
Billion Hill Investment Corporation	Chunhui Liu	168,000
Billion Hill Investment Corporation	Shuangyan Qiu	175,000
Billion Hill Investment Corporation	Xingbin Qiu	175,000
Billion Hill Investment Corporation	Qiuyan Zhang	152,600
Billion Hill Investment Corporation	Ronghui Qiu	150,000
Billion Hill Investment Corporation	Meihua Li	100,000
Billion Hill Investment Corporation	Meirong Qiu	100,000
Victory Quest Industries Limited	HK Weiyi Culture Media Limited	632,911
Victory Quest Industries Limited	HK Longren Number Media Limited	320,000
Victory Quest Industries Limited	Xiaosong Ye	300,000
Victory Quest Industries Limited	Hailong Huang	80,000
Victory Quest Industries Limited	Lei Wang	68,000
Victory Quest Industries Limited	Juyuan Hong	20,000

Share Issuances in February 2021

On February 9, 2021, we issued Class A Ordinary Shares to the following shareholders of Xiamen Pop Culture to acquire 6.45% non-controlling interests in Xiamen Pop Culture:

Purchaser	Number of Class A Ordinary Shares	Consideration
Bravo Great Group Limited	730,000	$730
Huadi Qiu	300,000	$300
Jiapeng Lin	35,089	$35.089

Share Issuances in Our Initial Public Offering

On July 2, 2021, at the closing of our initial public offering, we issued and sold a total of 6,200,000 Class A Ordinary Shares at $6.00 per share on a firm commitment basis.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2022 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$18,540
FINRA fees		$30,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2022 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2022.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC laws and regulations will be passed upon for us by JT&N. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements in the 2022 Annual Report incorporated by reference in this prospectus have been so incorporated in reliance on the reports of WWC, P.C., our independent registered public accounting firm since April 5, 2022, and Friedman LLP, our independent registered public accounting firm prior to April 5, 2022, given on the authority of said firms as experts in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on October 28, 2022;

(2)	our report of foreign private issuer on Form 6-K filed with the SEC on October 28, 2022;

(3)	the description of our Class A Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on June 25, 2021, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended June 30, 2022 filed with the SEC on November 28, 2022 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Pop Culture Group Co., Ltd

3rd Floor, No. 168, Fengqi Road

Jimei District, Xiamen City, Fujian Province

People’s Republic of China

+ 86-0592-5968169

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

Substantially all of the assets of the PRC operating entities are located in the PRC. In addition, all of our officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and JT&N, our counsel with respect to PRC laws and regulations, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement law in the Cayman Islands nor any treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

JT&N has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the United States for the mutual recognition and enforcement of court judgments. JT&N has further advised us that under PRC laws and regulations, courts in the PRC will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

1,500,000 Class A Ordinary Shares

Pop Culture Group Co., Ltd

Prospectus Supplement

March 19, 2024